Exhibit 10.2

PARSONS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

Parsons Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), hereby adopts the Parsons Corporation Employee Stock Purchase Plan (the “Plan”). The purposes of the Plan are as follows:

(1)To assist Employees of the Participating Companies in acquiring a stock ownership interest in the Company.

(2)To help Employees provide for their future security and to encourage them to remain in the employment of the Participating Companies.

This Plan includes two components: a Code Section 423 Component (the “Section 423 Component”) and a non-Code Section 423 Component (the “Non-Section 423 Component”). It is the intention of the Company to have the Section 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Section 423 Component, accordingly, shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Committee and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Participating Companies in locations outside of the U.S.  Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Committee at or prior to the time of such Offering.

For purposes of this Plan, the Committee may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees of one or more Participating Companies will participate, even if the dates of the applicable Offering Period(s) in each such Offerings are identical, provided that the terms of participation are the same within each separate Offering as determined under Section 423 of the Code.

1.DEFINITIONS

Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

(a)“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary Corporation).

(b)“Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

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(c)“Board of Directors” or “Board” means the Board of Directors of the Company.

(d)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder.

(e)“Committee” means the committee appointed to administer the Plan pursuant to Section 12 hereof.

(f)“Company” means Parsons Corporation, a Delaware corporation.

(g)“Effective Date” has the meaning assigned to that term in Section 14 hereof.

(h)“Election Form” has the meaning assigned to that term in Section 3(c) hereof.

(i)“Eligible Compensation” means, with respect to any Offering Period, an Eligible Employee’s base pay, including overtime payments and shift differentials, but excluding sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments, or, for Participants in non-U.S. jurisdictions, equivalent amounts as determined by the Committee.  The Committee, in its discretion, may establish a different definition of Eligible Compensation on a prospective basis, which definition must be implementedon a uniform and nondiscriminatory basis for each Offering in the Section 423 Component,.

(j)“Eligible Employee” means:

(i)an Employee who does not, immediately after the Option is granted, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, a Parent Corporation or a Subsidiary Corporation.

(ii)For purposes of this paragraph (j), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(iii)Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering as an Eligible Employee:

(A) any Employee that is a “highly compensated employee” of the Company or any Participating Company (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (1) with compensation above a specified level, (2) who is an officer and/or (3) is subject to the disclosure requirements of Section 16(a) of the Exchange Act, and/or

(B) any Employee that has not met a service requirement designated by the Committee pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years),

(C)any Employee whose customary employment with the Company or any Participating Company is twenty hours or less per week and/or not more than five months per

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calendar year (or any lesser number of hours per week or months per calendar year designated by the Committee), and/or

(D) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a U.S. citizen or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (1) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (2) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering or the Option to violate the requirements of Section 423 of the Code;

provided that any exclusion in clauses (A), and/or (B) and/or (C) and/or (D) shall be applied in an identical manner under each Offering to all Employees of the Participating Companies in such Offering, in accordance with Treasury Regulation Section 1.423-2(e).

(iv)With respect to the Non-Section 423 Component, all of the foregoing rules shall apply in determining who is an “Eligible Employee,” except (A) the Committee may limit eligibility further within a Participating Company so as to only designate some Employees of a Participating Company as Eligible Employees, and (B) to the extent the foregoing eligibility rules are not consistent with applicable local laws.

(k)“Employee” means an individual who renders services to a Participating Company in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code.  For purposes of the Section 423 Component, “Employee” shall not include any independent contractor or director of the Company or a Participating Company who does not render services to the Company or a Participating Company in the status of an employee within the meaning of Section 3401(c) of the Code.  A Participant shall be deemed to have ceased to be an Employee either upon the Participant ceasing to provide services as an employee or upon the Subsidiary Corporation or Affiliate employing the Participant ceasing to be a Participating Company.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s attainment or termination of such status.  For purposes of an individual’s participation in, or other rights under the Plan, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on an approved leave of absence (which, for purposes of the Section 423 Component, must meet the requirements of Treasury Regulation Section 1.421-1(h)(2)).  For purposes of the Section 423 Component, where the period of an approved leave of absence exceeds three months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not provided either by statute or contract, the employment relationship shall be deemed to have terminated for purposes of the Plan on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(l)“Enrollment Date” means the first day of each Offering Period.

(m)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(m)“Exercise Date” means, with respect to any Option, the last Trading Day of the Offering Period for which the Option was granted.

(n)“Fair Market Value” of a share of Stock as of a given date means the closing price of a share of Stock on the principal exchange on which the Stock is then trading, including, without limitation,

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The New York Stock Exchange, if any, on such date, or, if shares were not traded on such date, then on the most recent trading day during which a sale occurred.

(o)“Grant Date” means, with respect to any Option, the first Trading Day of the Offering Period on which the Option is granted, as set forth in Section 3(b) hereof.

(p)“Non-Section 423 Component” means the sub-plans, appendices, rules or procedures, if any, adopted by the Committee as a part of this Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted pursuant to Offerings to non-U.S. Eligible Employees.

(q)“Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Sections 3 and 4. Unless otherwise specified by the Committee, each Offering to the Eligible Employees of the Company or a Participating Company shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(r)“Offering Period” means, with the exception of the initial Offering Period under the Plan, the six-month periods commencing January 1 and July 1 of each Plan Year as specified in Section 3(b) hereof or such other dates which are six months apart as determined by the Committee. The initial Offering Period under the Plan shall be the five-month period commencing February 1, 2020 and ending on June 30, 2020.  Options shall be granted on the Grant Date and exercised on the Exercise Date as provided in Sections 3(a) and 4(a) hereof.  The Committee may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding 27 months.

(s)“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of the Company’s Stock.

(t)“Option Price” has the meaning set forth in Section 4(b) hereof.

(u)“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v)“Participant” means an Eligible Employee who has complied with the provisions of Section 3(c) hereof.

(w)“Participating Company” means the Company and such present or future Subsidiary Corporations or Affiliates of the Company as the Board of Directors or the Committee shall from time to time designate; provided, however, that at any given time, a Subsidiary Corporation that is a Participating Company in the Section 423 Component will not be a Participating Company in the Non-Section 423 Component. The designation by the Committee of Participating Companies and changes in such designations by the Committee shall not require stockholder approval.  Only Subsidiary Corporations may be designated as Participating Companies for purposes of the Section 423 Component, and if an entity does not so qualify, it shall automatically be deemed to be a Participating Company in the Non-Section 423 Component.

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(x)“Participating Company Group” means, at any point in time, the Company and all other Subsidiary Corporations or Affiliates which are then Participating Companies.

(y)“Payday” means the regular and recurring established day for payment of cash compensation to Employees of the Company or any Participating Company.

(z)“Plan” means the Parsons Corporation Employee Stock Purchase Plan, including both the Section 423 Component and the Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

(aa)“Plan Year” means the calendar year.

(bb)“Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements set forth in Section 423(b) of the Code.

(cc)“Stock” means the Company’s common stock.

(dd)“Subsidiary Corporation” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code.

(ee) “Termination Date” means the date a Participant ceases to be an Eligible Employee.

(ff)    “Trading Day” means a day on which the national stock exchange upon which the Stock is listed is open for trading.

2.STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 2,000,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan.  All or any portion of such maximum number of shares may be issued under the Section 423 Component. If an outstanding purchase right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that purchase right shall again be available for issuance under the Plan.

3.GRANT OF OPTIONS

(a)Eligibility

.  Any Eligible Employee who shall be employed by the Company or a Participating Company and meet the eligibility requirements hereunder on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Section 3 and the limitations imposed by Section 423(b) of the Code.

(b)Grant of Options. The Company shall offer Options under the Plan to all Eligible Employees in successive Offering Periods.  Each Option shall be granted on the Grant Date of an Offering Period and shall expire on the Exercise Date immediately after the automatic exercise of the Option pursuant to Section 4(a) hereof. The number of shares of Stock subject to each Option shall equal the payroll deductions authorized by each Participant in accordance with Section 3(c) hereof for the Offering Period (or, if applicable, the contributions by each Participant in accordance with Section 3(f) or Section 3(g) hereof), divided by the Option Price, except with respect to fractional shares as provided in Section 4(a); provided, however, that the maximum number of shares subject to any Option shall not exceed 3,000.  If by reason of the foregoing limitation any portion of the balance in a Participant’s

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account under the Plan is not applied to the purchase of Stock on an Exercise Date, the Company shall pay to the Participant such amount in cash in one lump sum as soon as reasonably practicable following such Exercise Date, without any interest thereon, unless otherwise required by local law for Participants in non-U.S. jurisdictions.  Further, the Committee may limit the number or value of the shares of Stock made available for purchase in a qualified period (e.g., 12 month period) by Participants in specified countries or working for specified Participating Companies, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in particular non-U.S. jurisdictions, provided that any such limitation is imposed under the Non-Section 423 Component or, with respect to any Offering under the Section 423 Component, is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code.

(c)Election to Participate; Payroll Deduction Authorization. Except as provided in Section 3(f) or Section 3(g) hereof, an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month preceding an Enrollment Date  (or such shorter or longer period as may be determined by the Committee) a completed and executed written or electronic payroll deduction authorization form in a form prepared by the Company (an “Election Form”). An Eligible Employee’s Election Form shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall designate such Participant’s payroll deduction election.  The cash compensation payable to a Participant for an Offering Period shall be reduced each Payday during an Offering Period through a payroll deduction in an amount equal to the stated withdrawal amount specified in the Election Form payable on such Payday, and such amount shall be credited to the Participant’s account under the Plan. Any Election Form shall remain in effect for each subsequent Offering Period on the terms contained therein until the Eligible Employee amends the same pursuant to this subsection, withdraws pursuant to Section 5 or ceases to be an Eligible Employee pursuant to Section 6.

The Committee may adopt rules and procedures for the implementation and administration of payroll deduction elections and the grant and exercise of Options under the Plan, including the following:

(i)whether a Participant’s payroll deduction election may be stated in terms of a dollar amount on each Payday, a percentage of Eligible Compensation on each Payday or in any other manner; provided that, in the absence of any determination by the Committee, a Participant’s payroll deduction election shall be stated in terms of a percentage of such Participant’s Eligible Compensation on each Payday;

(ii)any minimum or maximum dollar or percentage limitations that apply to a Participant’s payroll deduction election; provided that, in the absence of any determination by the Committee, the minimum payroll deduction to be made by a Participant per Payday is 1% of Eligible Compensation (or $10.00, if a dollar amount is specified); provided, further, that in the absence of any determination by the Committee, the maximum payroll deduction to be made by a Participant per Payday is 10% of Eligible Compensation;

(iii)whether a Participant may increase or decrease the rate of, or suspend, his or her payroll deductions during an Offering Period, which shall be accomplished by the Participant completing or filing with the Company a new Election Form authorizing a change in payroll deduction rate; provided that, in the absence of any determination by the Committee, a Participant may decrease or suspend, but not increase, the rate of his or her payroll deductions once during an Offering Period.  The change in rate shall be effective with the first full payroll period following the Company’s receipt of the new Election Form (or such shorter or longer period as may be determined by the Committee, in its sole discretion). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and

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Section 3(d) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period;

(iv) determination of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; and

(v) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

All such actions by the Company with respect to the Section 423 Component shall be consistent with the requirement under Section 423(b)(5) of the Code that all Participants shall have equal rights and privileges within the meaning of such section, except for differences that may be mandated by local law and that are consistent with Section 423(b)(5) of the Code.

(d)$25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Section 423 to accrue at a rate which exceeds the $25,000 limit set forth in Section 423(b)(8) of the Code.  If by reason of the foregoing limitation any portion of the balance in a Participant’s account under the Plan is not applied to the purchase of Stock on an Exercise Date, the Company shall pay to the Participant such amount in cash in one lump sum as soon as reasonably practicable following such Exercise Date.

(e)Decrease or Suspension of Payroll Deductions

or Contributions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d) or the other limitations set forth in this Plan, a Participant’s payroll deductions or contributions may be suspended or discontinued by the Committee at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of shares of Stock by reason of Section 423(b)(8) of the Code, Section 3(d) or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date.

(f)Leaves of Absence. During an approved leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan by means of payroll deduction for so long as such Participant continues to be an Eligible Employee, or, if such leave is unpaid and to the extent permitted by the Company, by making cash payments to the Company on each Payday equal to the amount of the Participant's payroll deductions under the Plan for the Payday immediately preceding the first day of such Participant's leave of absence.

(g)Foreign Employees.  Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Committee may provide that an Eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Committee must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

4.EXERCISE OF OPTIONS; OPTION PRICE

(a)General Statement. Each Participant automatically and without any act on such Participant’s part shall be deemed to have exercised such Participant’s Option on the Exercise Date to the extent that the balance then in the Participant’s account under the Plan is sufficient to purchase at the

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Option Price whole shares of the Stock subject to the Option. Any cash in lieu of fractional shares of Stock remaining after the purchase of whole shares of Stock upon exercise of an Option will be paid to the Participant in cash in one lump sum as soon as reasonably practicable following such Exercise Date. Fractional shares will not be issued.

(b)Option Price Defined.  Unless otherwise determined by the Committee prior to the commencement of an Offering Period, the option price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option during an Offering Period shall be equal to 95% of the Fair Market Value of a share of Stock on the Exercise Date; provided, however, that in no event shall the Option Price to be paid by a Participant upon the exercise of a Participant's Option during an Offering Period be less than 85% of the Fair Market Value of a share of Stock on the Grant Date or on the Exercise Date, whichever is lower.

(c)Delivery of Shares. As soon as practicable after the exercise of any Option, the Company will deliver to the Participant or his or her nominee the whole shares of Stock purchased by the Participant from funds credited to the Participant’s account under the Plan.  Shares issued pursuant to the Plan may be evidenced in such manner as the Committee may determine and may be issued in certificated form or issued pursuant to book-entry procedures.  The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares.  In the event the Company is required to obtain authority from any commission or agency to issue any such shares, the Company shall seek to obtain such authority. The inability of the Company to obtain authority from any such commission or agency which the Committee in its absolute discretion deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to pay to the Participant the amount of the balance in the Participant’s account in cash in one lump sum.

(d)Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any Exercise Date exceeds the lesser of (i) the number of shares of Stock that were available for sale under the Plan on the Grant Date of the applicable Offering Period or (ii) the number of shares remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised) on such Exercise Date, the Committee may make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to the accounts of Participants which have not been applied to the purchase of shares of Stock shall be paid to such Participants in cash in one lump sum as soon as reasonably practicable after the Exercise Date. The Company may make pro rata allocation of the shares available on the Grant Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Grant Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date.

5.WITHDRAWAL FROM THE PLAN

(a)General Statement. Any Participant may withdraw from participation under the Plan at any time except the Company may create an administrative rule that prohibits a Participant from withdrawing during the last ten days of any Offering Period (or such shorter or longer period as may be determined by the Committee). A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a written or electronic form prepared by the Company (the “Withdrawal Election”) prior to the Exercise Date and within the deadline established by the Company.

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Upon receipt of a Participant’s Withdrawal Election, the Company shall pay to the Participant the amount of the balance in the Participant’s account under the Plan in cash in one lump sum as soon as reasonably practicable following the date of withdrawal. Upon receipt of a Participant’s Withdrawal Election by the Company, the Participant shall cease to participate in the Plan and the Participant’s Option shall terminate.

(b)Eligibility Following Withdrawal. A Participant who withdraws from the Plan and who is still an Eligible Employee shall be eligible to participate again in the Plan as of any subsequent Grant Date by delivering to the Company an Election Form pursuant to Section 3(c) hereof.

6.TERMINATION OR TRANSFER OF EMPLOYMENT

(a)Termination of Employment Other than by Death. If a Participant ceases to be an Eligible Employee other than due to death, the Participant’s participation in the Plan automatically and without any act on the Participant’s part shall terminate as of the Termination Date. The Company will pay to the Participant the amount of the balance in the Participant’s account under the Plan as soon as reasonably practicable following the Termination Date. Upon a Participant’s termination of employment covered by this Section 6(a), the Participant’s Election Form, interest in the Plan and Option under the Plan shall terminate.

(b)Termination By Death. If a Participant ceases to be a Eligible Employee due to death, the executor of the Participant’s will or the administrator of the Participant’s estate by written notice to the Company may request payment of the balance in the Participant’s account under the Plan, in which event the Company shall make such payment as soon as practicable after receiving such notice; upon receipt of such notice the Participant’s Election Form, in the Plan and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Exercise Date, the Participant’s Option shall be deemed to have been exercised on such Exercise Date and any cash remaining in such Participant’s account thereafter shall be distributed in cash pursuant to Section 5(a) hereof.

(c)Transfer of Employment.  A transfer of employment from one Participating Company to another shall not be treated as a termination of employment.  If a Participant transfers employment from the Company or any Participating Company participating in the Section 423 Component to a Participating Company participating in the Non-Section 423 Component, he or she shall immediately cease to participate in the Section 423 Component; however, any Contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from a Participating Company participating in the Non-Section 423 Component to the Company or any Participating Company participating in the Section 423 Component shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she is eligible to participate following such transfer. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

7.RESTRICTION UPON ASSIGNMENT

An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant.

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Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s Option or any rights under the Participant’s Option.

8.NO RIGHTS OF STOCKHOLDERS UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

9.CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

(a)Changes in Capitalization.  Subject to Section 9(c), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Committee, affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the number of shares of Stock subject to the Plan pursuant to Section 2 above, and to preserve, but not increase, the rights of Participants hereunder, (ii) the maximum number of shares of Stock a Participant may purchase during an Offering Period pursuant to Section 3(b) above, and (iii) the number and the Option Price of shares of Stock subject to the Options outstanding under the Plan.

(b)Other Adjustments.  Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate or Subsidiary Corporation of the Company, or the financial statements of the Company or any Affiliate or Subsidiary Corporation of the Company (including without limitation any change in control), or of changes in Applicable Laws, regulations or accounting principles, and whenever the Committee determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(i)To provide for either (A) termination of any outstanding Option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Option had such right been currently exercisable or (B) the replacement of such outstanding Option with other rights or property selected by the Committee in its sole discretion;

(ii)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar

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rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options under the Plan and/or in the terms and conditions of outstanding Options and Options which may be granted in the future;

(iv)To provide that Participants’ accumulated payroll deductions may be used to purchase Stock prior to the next occurring Exercise Date on such date as the Committee determines in its sole discretion and the Participants’ rights under the ongoing Offering Period terminated; and

(v)To provide that all outstanding Options shall terminate without being exercised.

(c)No Adjustment Under Certain Circumstances.  No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

(d)No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Option or the Option Price of any Option.

10.USE OF FUNDS; NO INTEREST PAID

All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose, except for funds contributed under Offerings in which the local law of a non-U.S. jurisdiction requires that contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. No interest will be paid to any Participant or credited to any Participant’s account under the Plan with respect to such funds, except as may be required by local law in a non-U.S. jurisdiction.  If the segregation of funds and/or payment of interest on any Participant’s account is so required, such provisions shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).  With respect to any Offering under the Non-Section 423 Component, the payment of interest shall apply as determined by the Committee (but absent any such determination, no interest shall apply).

11.AMENDMENT OF THE PLAN

(a)Amendment, Modification and Termination.  The Board of Directors or the Committee may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval of the Company’s stockholders shall be required to amend the Plan (i) to increase the number of shares of Stock, or change the type of securities, reserved for sale pursuant to Options under the Plan pursuant to Section 2 above, or (ii) in any manner that would cause the Section 423 Component to no longer constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, or (iii) in

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any manner that would require the approval of the Company’s stockholders under Applicable Law or the rules of the stock exchange on which the shares of Stock are listed.

(b)Certain Changes to Plan

. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Committee shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Eligible Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Eligible Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable that are consistent with the Plan.

(c)Actions in the Event of Unfavorable Financial Accounting Consequences.  In the event the Board of Directors or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board of Directors or the Committee may, to the extent permitted under Section 423 of the Code with respect to Offerings under the Section 423 Component, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)subject to Section 4(b), altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board of Directors or Committee action; and

(iii)amending the maximum percentage of Eligible Compensation a Participant may elect to contribute pursuant to Section 3(c); and

(iv)reducing the maximum number of shares of Stock a Participant may purchase during any Offering Period pursuant to Section 2(a).

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

12.ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

(a)Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of two or more members of the Board of Directors, each of whom is a “non-employee director” as defined by Rule 16b-3 under the Exchange Act, and which is otherwise constituted to comply with Applicable Law. Each member of the Committee shall serve for a term commencing on a date specified by the Board of Directors and continuing until the member dies or resigns or is removed from office by the Board of Directors. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.

(b)Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall

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have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. For the avoidance of doubt, the Committee shall also have the authority to determine which Participating Companies shall participate in the Non-Section 423 Component and which shall participate in the Section 423 Component.

(c)Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

(d)Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

(e)Authority of Officers.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election or has been delegated such authority by the Committee.

13.NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or an Affiliate or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation or Affiliate to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

14.TERM; APPROVAL BY STOCKHOLDERS

This Plan shall be effective on January 1, 2020 (the “Effective Date”).  The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan.  Options may be granted under this Plan prior to such stockholder approval, but no Options granted under this Plan shall be exercised, and no shares of Stock shall be issued hereunder, until this Plan shall have been approved by the stockholders of the Company.  In the event this Plan shall not have been approved by the stockholders of the Company prior to the end of said 12-month period, all Options granted under this Plan shall be canceled and become null and void without being exercised.

The Plan shall terminate upon such date as is determined by the Company in its sole discretion.  The Plan shall automatically be suspended on the date on which all shares available for issuance under the Plan shall have been sold pursuant to Options exercised under the Plan pending approval of an increase in

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the number of shares available for issuance under the Plan.  No Option may be granted during any period of suspension of the Plan or after termination of the Plan.

15.EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation (a) to establish any other forms of incentives or compensation for Employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

16.CONDITIONS TO ISSUANCE OF SHARES.

The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a)The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed;

(b)The completion of any registration or other qualification or exemption of such shares under any federal, state, local or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any federal, state, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d)The payment to the Company of all amounts which it or the employer is required to withhold under federal, state, local or foreign law upon grant, exercise of the Option or sale of shares of Stock; and

(e)The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

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17.TAX WITHHOLDING

At the time a Participant’s Option is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign income, social insurance and other payroll tax, payment on account, withholding obligations and employer social contribution liability due from a Participant, if any, of the Participating Company Group which arise upon the grant or exercise of the Option or upon such disposition of shares, respectively.  The Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Participating Company by an Employee, or a sale of a portion of the Stock purchased under the Plan, which sale may be required and initiated by the Company.

18.CONFORMITY TO SECURITIES LAWS

Notwithstanding any other provision of this Plan, the participation in this Plan and all elections thereunder shall be subject to, and may be limited by, such rules and restrictions as the Committee may prescribe in order to comply with all applicable federal, state, local and foreign securities or exchange control laws. Without limiting the generality of the foregoing, this Plan and participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

19.NOTIFICATION OF DISPOSITION

Each Participant who is a participant in the Section 423 Component shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made (a) within two years from the Grant Date of the Option or (b) within one year after the transfer of such shares to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

20.NOTICES

Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary at the Company’s principal executive offices and any notice to be given to any Eligible Employee or Participant shall be addressed to such Employee at such Employee’s last physical address as reflected in the Company’s records or to such Employee’s Company-provided e-mail address. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Eligible Employee or a Participant shall, if the Eligible Employee or Participant is then deceased, be given to the Eligible Employee’s or Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice shall have been deemed duly given if personally delivered, sent by e-mail to an Employee as provided above or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or other applicable governmental postal service in a non-U.S. jurisdiction.

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21.HEADINGS

Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

22.EQUAL RIGHTS AND PRIVILEGES

All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges so that the Section 423 Component of the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code, except for differences approved by the Committee pursuant to Section 24 that are consistent with Section 423(b)(5) of the Code.  Any provision of the Section 423 Component of the Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board of Directors or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.  Participants participating in the Non-Section 423 Component need not have the same rights and privileges as Employees participating in the Section 423 Component.

23.RULES FOR FOREIGN JURISDICTIONS

Notwithstanding any provision to the contrary in the Plan, the Committee may adopt such sub-plans or appendices relating to the operation and administration of the Plan as are necessary or appropriate to permit the participation in the Plan by Employees who are foreign nationals or employed in non-U.S. jurisdictions, which sub-plans or appendices may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Committee. The rules of such appendices or sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 2, 11 and 14, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plans or appendices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Eligible Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates.  The Committee also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an Option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Options granted under the Plan or the same Offering to Employees resident solely in the U.S. To the extent any sub-plan or appendix or other changes approved by the Committee are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the change shall cause the Participating Companies affected thereby to be considered Participating Companies in a separate Offerings under the Non-Section 423 Component instead of the Section 423 Component.  To the extent any Employee of a Participating Company in the Section 423 Component is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a U.S. citizen or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) and compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering or the Option to violate the requirements of Section 423 of the Code, such Employee shall be considered a Participant in a separate Offering under the Non-Section 423 Component. The Committee shall not be required to obtain the approval of the stockholders of the Company prior to the adoption, amendment or termination of any such sub-plan, appendix, rules or procedures.

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24.    Section 409A OF THE CODE

The Section 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. The Non-Section 423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

25.    Tax-Qualification

Although the Company may endeavor to (a) qualify an Option for favorable tax treatment under the laws of the United States or non-U.S. jurisdictions or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 24. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

26. Reports

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of contributions, the Option Price, the number of shares of Stock purchased and the remaining cash balance, if any.

27.Dates and Times

All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Pacific Time. Business days for purposes of the Plan are U.S. business days.

28.Language

If a Participant has received this Plan or any document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

29. Insider Trading Restrictions/Market Abuse Laws

Each Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and Participant’s country, if different, which may affect such Participant’s ability to directly or indirectly, for him- or herself or for a third party, acquire or

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sell, or attempt to sell, shares of Stock or rights to shares of Stock (e.g., the Options) under the Plan during such times as such Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction) or the trade in shares of Stock or the trade in rights to shares of Stock under the Plan.  Any restrictions under these laws or regulations may be separate and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  It shall be each Participant’s responsibility to comply with any applicable restrictions, and each Participant should speak with a personal advisor on this matter.

30. Foreign Asset/Account Reporting; Exchange Controls

Each country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect a Participant’s ability to purchase or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside such Participant’s country.  A Participant may be required to report such accounts, assets or transactions to the tax or other authorities in such Participant’s country.  A Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to such Participant’s country through a designated bank or broker and/or within a certain time after receipt.  It shall be each Participant’s responsibility to be compliant with such regulations, and each Participant should consult a personal legal advisor for any details.

31.Electronic Forms

To the extent permitted by Applicable Law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator.

32.GOVERNING LAW

Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Election Form shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

33.NO REPRESENTATIONS WITH RESPECT TO TAX QUALIFICATION

 Although the Company may endeavor to (a) qualify Options for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., options granted under Section 423 of the Code) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

1.Application

This Sub-Plan for International Participants in the Parsons Corporation Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to the rights granted to, and the shares of Stock purchased by, Eligible Employees in the countries set forth below.

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.Global Provisions

(a)Data Protection.  It shall be a term and condition for participation in the Plan that a Participant explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of a Participant’s personal “Data” (as defined below) by and among, as applicable, the Company, any Parent Corporation, Subsidiary Corporation or Affiliate and a Participant’s employing entity (the “Employer”), if different, and their affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Data will be transferred to such stock plan service providers, as may be prudently selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if the Participant is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative.  Each Participant hereby authorizes the Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Company will also make the Data available to public authorities where required under locally Applicable Law. A Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative. A Participant’s refusal to provide consent or withdrawal of consent may affect the Participant’s ability to participate in the Plan.  This section applies to information held, used or disclosed in any medium.

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If Participant resides in the UK or the European Union, the Company Group will hold, collect and otherwise process certain Data as set out in the applicable Company’s GDPR-compliant data privacy notice, which will be or has been provided to the Participant separately.  All personal data will be treated in accordance with applicable data protection laws and regulations.

(b)Acknowledgment of Nature of Plan and Rights.  In participating in the Plan, each Participant acknowledges that:

(i)for employment and labor law purposes, the rights granted and the shares of Stock purchased under the Plan are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company, any Parent Corporation, Subsidiary Corporation or Affiliate or the Employer, and the award of rights is outside the scope of Participant’s service contract, if any;

(ii)for employment and labor law purposes, the rights granted and the Shares purchased under the Plan are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, its Parent Corporation, or any Subsidiary Corporation or Affiliate of the Company;

(iii)the rights and the shares of Stock purchased under the Plan are not intended to be an integral component of compensation or to replace any pension rights or compensation;

(iv)neither the rights nor any provision of Plan or the policies adopted pursuant to the Plan confer upon any Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company or any Subsidiary Corporation or Affiliate;

(v)the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;

(vi)if the underlying shares of Stock do not increase in value, the right may have no value; and

(vii)if a Participant acquires shares of Stock, the value of the shares of Stock acquired upon purchase may increase or decrease in value, even below the Option Price.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

BAHRAIN

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Bahrain for the purpose of payment of taxes or who exercise all of their employment duties in Bahrain and forms an integral part of the Plan and Sub-Plan.

2.Accounts and Participation

Each Participant’s accumulated payroll deductions under the Plan will be held in a segregated or trust account separate from the general funds of the Company. The Committee may establish procedures under the Plan and this Sub-Plan to ensure participation and administration of the Plan and Sub-Plan are in compliance with applicable laws, rules and regulations in Bahrain.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

CANADA

1.Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Canada for the purpose of payment of taxes or who exercise all of their employment duties in Canada and forms an integral part of the Plan and Sub-Plan.

2.Language Consent

The parties acknowledge that it is their express wish that the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

3.Termination of Employment

The following provision replaces Section 6(a) of the Plan:

In the event of termination of an Eligible Employee’s employment, the Eligible Employee’s right to purchase Shares under the Plan, if any, will terminate, and he or she shall be deemed to have elected to withdraw from the Plan, effective as of the Eligible Employee’s Termination Date.

“Termination Date” means in respect of an Eligible Employee whose employment, term or office with a Participating Company terminates for any reason, including by reason of retirement, resignation, death, disability, termination without cause, termination for cause (being the unilateral termination of an Eligible Employee’s employment by a Participating Company for a reason or reasons that are recognized under applicable law as justifying such termination of employment without the requirement to give any notice of the termination of employment to the Eligible Employee or provide pay in lieu of such notice), the last day of the Eligible Employee’s employment or term of office with a Participating Company, which in the event of a termination without cause shall include any statutory period of notice of termination or pay in lieu but shall exclude any additional notice or severance periods or pay in lieu in respect of which the Eligible Employee is in receipt of or may be eligible to receive at common law, pursuant to a contract, or otherwise. For greater certainty, (a) a Termination Date shall be determined without reference to any statutory severance or any contractual or common law notice of termination or pay in lieu that the Participant is entitled to or in receipt of; and (b) in no event will the Eligible Employee receive less than that required by applicable minimum employment standards legislation. The Committee shall have the exclusive discretion to determine when the Eligible Employee is no longer employed for purposes of the Plan in accordance with the Plan documents and applicable law.

The payroll deductions credited to such Eligible Employee’s account during the Offering Period shall be paid to such Eligible Employee or, in the case of his or her death, to the person or persons entitled

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thereto under Section 6(b) of the Plan, as soon as reasonably practicable and such Eligible Employee’s rights for the Offering Period shall be automatically terminated on the effective date described in the previous paragraph.

4.APPROVED LEAVES OF ABSENCE

An Eligible Employee who is on an Approved Leave (as defined below) may, by written election, elect to suspend participation in the Plan, or, as applicable: (i) have payroll deductions in respect of the Plan continue; or (ii) where payroll deductions are not possible because the Approved Leave is unpaid, make cash payments to the Company, in the time and manner prescribed by the Company, with such payments to be equal to the amount of payroll deduction in effect in respect of the Plan for the pay period immediately prior to the Approved Leave.

“Approved Leave” means: (i) a paid leave of absence, approved by a Participating Company and paid through a Participating Company’s payroll, including, for greater certainty, a leave during which the Eligible Employee is in receipt of short-term disability benefits; or (ii) an unpaid leave of absence taken in accordance with applicable employment standards legislation during which the applicable legislation requires that the Eligible Employee be permitted to elect to continue participation in the Plan during the leave.

For greater certainty, a leave during which the Eligible Employee is in receipt of long-term disability benefits will not be considered an “Approved Leave.”  To the extent a full Offering Period lapses without an Eligible Employee actively contributing to the Plan for such Offering Period, such Eligible Employee shall be considered to have reached his or her Termination Date, for purposes of the Plan,  as of the last day of such Offering Period in accordance with Section 3 above.

5.Data Protection

The Company collects and processes various types of information that is used to administer or support the Plan. “Personal Information” means information that can be used to identify or authenticate an individual but does not include business contact information and publicly available information.

In addition to the global provisions of the Sub-Plan, each Eligible Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant Personal Information from all personnel, professional or not, involved in the administration and operation of the Plan, where necessary or inadvertent, including personal biographical information (including an Eligible Employee’s name, address, gender and date of birth), tax reporting information (including a Social Insurance Number and citizenship information), as well as contact information.  Each Eligible Employee further authorizes the Company Group and the Committee to disclose and discuss the Plan with their advisors, to the extent reasonably necessary to administer the Plan, including in relation to audits and communication of the Plan.  Each Eligible Employee further authorizes the Company Group and the Committee to record Personal Information and Plan information, and to keep such information in the Eligible Employee’s employee file.

The Company affirms its commitment to ensure that all Personal Information of Eligible Employees collected, maintained and used, is kept confidential and used only for the purposes for which it is intended, and assumes responsibility for safeguarding such Personal Information in accordance with the Plan requirements and all applicable laws.

In the event of a security breach, the Company will take reasonable steps to comply with all applicable breach notification processes in accordance with applicable law. A security breach occurs

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when the security or confidentiality of Personal Information is comprised, and includes the unauthorized collection, use, or disclosure of Personal Information.

The measures that the Company will undertake to safeguard the security of Personal Information collected include, but are not necessarily limited to, taking the following steps commensurate with industry standards, as applicable: (i) limiting employee and contractor access to Personal Information; (ii) securing business facilities, data centres, paper files, services back-up systems and computing equipment; (iii) implementing network, device, database, and platform security in accordance with industry standards; (iv) securing information transmission, storage and disposal; (v) implementing appropriate personnel security and integrity procedures sand practices; and (vi) providing appropriate privacy and information security training to employees.

The administration of the Plan might entail storage of Personal Information outside of Canada, including in the following countries: United States of America. Eligible Employees will be clearly informed of such storage outside Canada and any changes thereto, and be provided with the contact information of an individual who can answer questions regarding the collection and use of Personal Information.

6.Notifications

(a)Securities Law Information.  Each Eligible Employee understands that the Eligible Employee is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

(b)Foreign Asset/Account Reporting Information.  If a Participant is a Canadian resident, such Participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year.  Foreign property includes Shares acquired under the Plan.  The Shares must be reported, generally at a nil cost, if the cost threshold is exceeded because of other foreign property the Participant holds.  If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if a Participant owns other Shares, this ACB may have to be leveraged with the ACB of the other Shares.  The form T1135 generally must be filed by April 30 of the following year.

A Participant should note that this information is provided as a summary of applicable requirements and does not constitute tax advice. The tax consequences and tax reporting requirements related to participation in the Plan are subject to change. A Participant should further consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

7.Tax Consequences

The following provision supplements Section 17 of the Plan:

Regardless of any action the Company or the Employer takes with respect to satisfying its obligations to withhold any or all statutorily prescribed amounts, including income tax (including foreign, federal, provincial, and local tax), Canada Pension Plan (“CPP”) contributions, any payroll tax, payment on account, or other items or amounts related to a Participant’s participation in the Plan and legally applicable to a Participant (“Withholding Taxes”), the ultimate liability for all Withholding Taxes legally due by a Participant is and remains such Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  Neither the Company and/or the Employer (i) make any representations or undertakings regarding the treatment of any Withholding Taxes in connection with any

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aspect of rights under the Plan, including but not limited to, the grant, vesting, exercise of the right, the issuance of Shares upon exercise, the subsequent sale of Shares acquired pursuant to the exercise of the right and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the rights under the Plan to reduce or eliminate a Participant’s liability for Withholding Taxes or achieve any particular tax result.  Further, if a Participant has become subject to tax in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction. Prior to any relevant taxable or tax withholding event (“Tax Date”), as applicable, a Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Withholding Taxes.  In this regard, the Company and/or the Employer or their respective agents are authorized, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (A) accept a cash payment in USD in the amount of Withholding Taxes, (B) withhold whole Shares which would otherwise be delivered to a Participant having an aggregate fair market value, determined as of the Tax Date, or withhold an amount of cash from the Participant’s wages or other cash compensation which would otherwise be payable to the Participant by the Company and/or the Employer, equal to the amount necessary to satisfy any such obligations, (C) withhold from proceeds of the sale of Shares acquired upon exercise of the right either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom a Participant has submitted an irrevocable notice of exercise.  To avoid negative accounting treatment, the Company may withhold or account for Withholding Taxes by considering applicable minimum statutory withholding rates.  If the obligation for Withholding Taxes is satisfied by withholding in Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares subject to the right, notwithstanding that a number of Shares are held back solely for the purpose of paying the Withholding Taxes.  Finally, a Participant shall pay to the Company or the Employer any amount of Withholding Taxes that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company shall have sole discretion to deliver the Shares if a Participant fails to comply with such Participant’s obligations in connection with the Withholding Taxes as described in this section and each Participant unconditionally consents to and approves any such action taken by the Company.  A Participant (or any beneficiary or person entitled to act on a Participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

FRANCE

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in France for the purpose of payment of taxes or who exercise all of their employment duties in France and forms an integral part of the Plan and Sub-Plan.  Eligible Employees in France are advised that part-time and temporary Employees may be excluded from participation in the Plan.

2.Securities Laws

The Plan does not require a prospectus to be submitted for approval to the French Financial Market Authority (the “Autorité des marchés financiers”). Persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the French Monetary and Financial Code may take part in the Plan solely for their own account, as provided in Articles D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Monetary and Financial Code. The financial instruments purchased under the Plan cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Monetary and Financial Code.

3.Tax Consequences

Any tax consequences arising from the vesting or distribution or otherwise pursuant to an Option or the Plan shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable).  The Company Group shall be entitled to (a) withhold Eligible Employee’s social security contributions and individual income  tax (if required) according to the requirements under Applicable Laws, rules and regulations, including withholding taxes at source and (b) report the income and requested details in respect of any Option and the Plan to the competent tax and social security authorities.  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

GERMANY

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Germany for the purpose of payment of taxes or who exercise all of their employment duties in Germany and forms an integral part of the Plan and Sub-Plan.

2.Definition of Employee

The definition of Employee shall, for the avoidance of doubt, include the directors of any German Participating Company who perform paid work for such German Participating Company under a director’s contract. Eligible Employees in Germany are advised that part-time and temporary Employees may be excluded from participation in the Plan.

3.Leaves of Absences

The Company’s discretion to grant Options under the Plan and Sub-Plan shall be exercised in a manner complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot).  For the avoidance of doubt, any sick leave or other leave of absence as used in the Plan shall be interpreted and applied as compliant with German law.

4.Accounts and Participation

Each Participant’s accumulated payroll deductions under the Plan will be held in an account owned and managed by the Participant. The Committee may establish procedures under the Plan and this Sub-Plan to ensure participation and administration of the Plan and Sub-Plan are in compliance with applicable German laws, rules and regulations.

5.Use of Funds

For the purposes of this Sub-Plan, Section 10 of the Plan does not apply.

6.No Legal Claim

The Participant acknowledges and agrees that any Option under the Plan and Sub-Plan is a voluntary one-time benefit, and that the Participant in the Plan and Sub-Plan does not have a legal claim for further Options.

7.Board, Administrator and Committee Discretion and Decisions

The discretion of the Board, Committee and any committee under the Plan and the Sub-Plan, including their interpretation and any decisions taken thereunder, shall be exercised reasonably (nach billigem Ermessen) in accordance with German law.

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8.Consent to Personal Data Processing and Transfer

The following provisions shall apply in lieu of Section 2(a) of the global provisions of the Sub-Plan:

It shall be a term and condition of each award under the Plan that an Eligible Employee acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, [LIST ADDRESSES AND NAMES OF ALL ENTITIES THAT WILL HAVE ACCESS TO DATA FOR GERMAN PARTICIPANTS] (all together, the “Company Entities”), hold certain personal information, including the Eligible Employee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants awarded, cancelled, purchased, vested, unvested or outstanding in the Eligible Employee’s favor, for the only purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally Applicable Law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Eligible Employee separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within.  The third parties currently assisting the Company in the implementation, administration and management of the Plan are the following: [LIST ADDRESSES AND COMPLETE NAMES OF THIRD PARTIES THAT WILL HAVE ACCESS TO DATA FOR GERMAN PARTICIPANTS AND INCLUDE THE JOB ROLES OF THE PERSONS THAT DEAL AT EACH OF THE THIRD PARTIES WITH THE DATA].  However, from time to time, the Company Entities may retain additional or different third parties for any of the purposes mentioned on which the Company will inform the Eligible Employee and seek additional consent of the Eligible Employee. The Eligible Employee hereby authorizes the Company Entities to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Eligible Employee to a third party with whom the Eligible Employee may have elected to have payment made pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local Human Resources Director; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits under the Election Form.  Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

9.Taxes and Other Withholding

For the avoidance of doubt, any withholding and payment obligations under the Plan and the Sub-Plan shall be made by the relevant Participating Company employing the Eligible Employee when due and any taxes should always include German social security contributions (including the Eligible Employee’s portion) as well as any other mandatory withholding and pay obligations in accordance with German law.

10.Tax Consequences

Any tax consequences arising from the vesting or distribution or otherwise pursuant to an Option or the Plan shall be borne solely by the Eligible Employee (including, without limitation, the Eligible

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Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable).  The Company Group shall be entitled to (i) withhold an Eligible Employee’s social security contributions and individual income tax (if required) according to the requirements under Applicable Laws, rules and regulations, including withholding taxes at source and (ii) report the income and requested details in respect of any Option or the Plan to the competent tax and social security authorities.  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

11.Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If a Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Participant.  In addition, a Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.  Finally, a Participant must report on an annual basis if the Participant holds Shares that exceed 10% of the total voting capital of the Company.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

HONG KONG

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Hong Kong for the purpose of payment of taxes or who exercise all of their employment duties in Hong Kong and forms an integral part of the Plan and Sub-Plan.

2.Securities Warning

The grant of the purchase rights and the issuance of shares upon purchase do not constitute a public offer of securities under Hong Kong law and are available only to employees. The Plan, this Sub-Plan, any enrollment forms and other incidental communication materials that the Eligible Employee may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. Each Eligible Employee is advised to exercise caution in relation to the offer. If a Eligible Employee is in any doubt about any of the contents of the Plan, this Sub-Plan, any enrollment forms and other communication materials, the Eligible Employee should obtain independent professional advice.

3.Nature of Scheme

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

KUWAIT

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Kuwait for the purpose of payment of taxes or who exercise all of their employment duties in Kuwait and forms an integral part of the Plan and Sub-Plan.

2.	ELIGIBLE COMPENSATION; PAYROLL DEDUCTIONS

To the extent necessary to ensure compliance with Private Sector Labor Law (Law No. 6 of 2010) (“Labor Law”), in no event shall more than 10% of an Eligible Employee's compensation (as defined in the Labor Law) be deducted from any pay check.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

QATAR

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Qatar for the purpose of payment of taxes or who exercise all of their employment duties in Qatar and forms an integral part of the Plan and Sub-Plan.

2.	ELIGIBLE COMPENSATION; PAYROLL DEDUCTIONS

To the extent necessary to ensure compliance with Article 70 of the Labor Law No. 14 of 2014, in no event shall more than 10% of an Eligible Employee's basic salary be deducted from any pay check.

Eligible Compensation shall mean an Eligible Employee's basic salary only, and shall not include overtime and shift differentials.

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EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

SAUDI ARABIA

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Saudi Arabia for the purpose of payment of taxes or who exercise all of their employment duties in Saudi Arabia and forms an integral part of the Plan and Sub-Plan.

2.	ELIGIBLE COMPENSATION; PAYROLL DEDUCTIONS

To the extent necessary to ensure compliance with Article 94 of the Labor and Workmen’s Law promulgated by Royal Decree No. M/51 dated 23/08/1426 H (corresponding to 27 September 2005 G) as amended (the “Labor Law”), in no event shall more than 10% of an Eligible Employee's basic salary be deducted from any pay check.

Eligible Compensation shall mean an Eligible Employee's basic salary only, and shall not include overtime and shift differentials.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

SINGAPORE

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Singapore for the purpose of payment of taxes or who exercise all of their employment duties in Singapore and forms an integral part of the Plan and Sub-Plan.

2.Securities Law Information

The award of the Option to purchase shares of the Company’s Stock pursuant to the Plan is being made in reliance of Section 273(1)(f) of the Securities and Futures Act (Cap. 289 of Singapore) (“SFA”) for which it is exempt from the prospectus requirements under the SFA.

3.Director / CEO Notification Obligation

If the Eligible Employee is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore Company”), the Eligible Employee is subject to certain disclosure / notification requirements under the Companies Act (Cap. 50) of Singapore.  Among these requirements is an obligation to notify the Singapore Company in writing when the Eligible Employee acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g., the Option, the shares in the Company’s Stock or any other award).  In addition, the Eligible Employee must notify the Singapore Company when the Eligible Employee disposes of such interest in the Company (including when the Eligible Employee sells shares in the Company’s Stock issued upon vesting and settlement of the Option).  These notifications must be made within two days of acquiring or disposing of any such interest in the Company.  In addition, a notification of the Eligible Employee’s interests in the Company must be made within two business days of becoming a director or chief executive officer (as applicable).

In this regard:

(a)A “director” includes any person occupying the position of a director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.

(b)A “chief executive officer”, in relation to a company, means any one or more persons, by whatever name described, who:

(i)is in direct employment of, or acting for or by arrangement with, the company; and

(ii)is principally responsible for the management and conduct of the business of the company, or part of the business of the company, as the case may be.

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(c)The Singapore Company will be deemed to be related to the Company if the Singapore Company is:

(i)the holding company of the Company;

(ii)a subsidiary of the Company; or

(iii)a subsidiary of the holding company of the Company.

(d) “Business day” means any day other than a Saturday, Sunday or public holiday in Singapore.

4.Tax Consequences

(e)The Eligible Employee agrees to indemnify and keep indemnified the Company Group and the Employer from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an Option; (ii) the acquisition by the Eligible Employee of the shares on exercise of the option; or (iii) the disposal of any shares of Stock (a “Tax Liability”).

(f)Without prejudice to the terms of the Plan, an Option cannot be exercised, and no shares of Stock may be purchased with respect thereto, until the Eligible Employee has made such arrangements as the Company or the Employer may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the shares of Stock by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company, the Company Group or the Employer may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee; or

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Stock (otherwise to be acquired by the Eligible Employee on the exercise of the Option) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares of Stock otherwise to be acquired by the Eligible Employee pursuant to the Option until the Eligible Employee has demonstrated to the satisfaction of the Company Group or the Employer that he or she has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company Group or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the Option, a deduction from the payment made to him or her as consideration for such release or assignment.

(g)Paragraph (b) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the Option, paid to the Company Group or the Employer, in cleared funds, a sum equal to the applicable Tax Liability.

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(h)In the event that the Eligible Employee should be granted an Option in connection with the Eligible Employee’s employment in Singapore, any gains or profits enjoyed by the Eligible Employee arising from the vesting of such Option will be taxable in Singapore as part of the Eligible Employee’s employment remuneration regardless of when the Option vests or where the Eligible Employee is at the time the Option vests.  The Eligible Employee may, however, be eligible to enjoy deferment of such taxes under incentive schemes operated by the Inland Revenue Authority of Singapore if the qualifying criteria relating thereto are met.  The Eligible Employee is advised to seek professional tax advice as to the Eligible Employee’s tax liabilities including, to the extent the Eligible Employee is a foreigner, how such gains or profits aforesaid will be taxed at the time the Eligible Employee ceases to work in Singapore.

(i)All taxes (including income tax) arising from the award of any Option or the vesting of any Option thereon shall be borne by the Eligible Employee.

(j)Where the Eligible Employee is a non-citizen of Singapore and about to leave employment with the Employing Entity (as defined below), the Employing Entity may be required under the Income Tax Act (Cap. 134) of Singapore to deduct or withhold taxes arising from the vesting of the option from the Eligible Employee’s emoluments.  An amount equal to the tax amount required to be deducted or withheld will have to be so deducted or withheld by the Employing Entity and paid to the Singapore tax authorities.  Emoluments include income from gains or profits from any employment, which includes any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance (other than certain types of allowance) paid or granted in respect of the employment whether in money or otherwise, and any gains or profits, directly or indirectly, derived by any person from a right or benefit to acquire shares in any company where such right or benefit is obtained by reason of any office or employment held by him or her. “Employing Entity” shall mean the Company, a Singapore subsidiary of the Company, other affiliated company or any other person paying such emoluments, whether on his or her account or on behalf of another person.

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PARSONS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

UNITED KINGDOM

1.	Application

This section sets forth additional terms and conditions applicable to the rights granted to, and the shares of Stock purchased by, Eligible Employees who are (or are deemed to be) resident in the United Kingdom for the purpose of payment of taxes or who exercise all of their employment duties in the United Kingdom and forms an integral part of the Plan and Sub-Plan.

2.Tax Consequences

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company Group from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a right under the Plan; (ii) the acquisition by the Eligible Employee of Shares on exercise of the right; or (iii) the disposal of any shares of Stock (each, a “Tax Liability”).

(b)At the discretion of the Committee, Options granted under the Plan cannot be exercised until the Eligible Employee has entered into an election with the Company or the Employer as appropriate (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Company Group for Employer’s National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the rights granted under the Plan, or the acquisition of shares of Stock on exercise of the right, is transferred to and met by the Eligible Employee.

(c)Without prejudice to the terms of the Plan, rights cannot be exercised until the Eligible Employee has made such arrangements as the Company Group may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the right and/or the acquisition of the shares of Stock by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company Group may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee;

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Stock (otherwise to be acquired by the Eligible Employee on the exercise of the right) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares of Stock, where the Company intends to sell the shares to meet the Tax Liability);

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares of Stock otherwise to be acquired by the Eligible Employee pursuant to the right until the Eligible Employee has demonstrated to the satisfaction of the Company Group that he has given irrevocable instructions to a third party (for example, a broker) satisfactory to the Company Group to sell a sufficient number of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

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(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the right, a deduction from the payment made to him as consideration for such release or assignment.

(d)Section 2(c) of this Sub-Plan will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the right, paid to the Company Group, in cleared funds a sum equal to the Tax Liability arising on the exercise of the right.

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